UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 28, 2008
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22378 (Commission File Number)	74-2482571 (I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 28, 2008 the Company’s Board of Directors appointed Steven A. Schumm as the Company’s Principal Accounting Officer in addition to his role as Principal Financial Officer.
     Mr. Schumm serves as Executive Vice President, Chief Financial Officer, and Chief Administrative Officer for the Company. Before commencing his employment with the company in August of 2006, Mr. Schumm, age 55, served as Executive Vice President-Chief Financial Officer of La Quinta Corporation from July 2005 until January 2006 and Executive Vice President-Chief Administrative Officer for Charter Communications, Inc. from 1998 until January 2005. During this time, Mr. Schumm also served as Interim Chief Financial Officer at Charter Communications, Inc. from 2002 to January 2004. Prior to this, Mr. Schumm was employed for 25 years at Ernst & Young LLP, where he held various positions, including Managing Partner of the St. Louis office and National Director of Industry Tax Services. Mr. Schumm has a Bachelor of Science in Business Administrative from St. Louis University and is a Certified Public Accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 31, 2008

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Mark A. McColl
	Name:	Mark A. McColl
	Title:	Interim General Counsel and Corporate Secretary